From:
Angela D. O'Neill [ado@stockslaw.com]
Sent:
Wednesday, July 09, 2003 1:33 PM
To:
Dianne Lum
Subject:
Fw: Resignation from board

----- Original Message -----
From: Peter Whitehead
To: Angela D. O'Neill ; paul witzel ; arnie howardson ; Scott Houghton
Cc: Nick MacKinnon
Sent: Tuesday, May 27, 2003 7:29 PM
Subject: Resignation from board

To the Board of Directors of August Biomedical

As of 7:00 pm Tuesday May 27th, 2003, I Peter Whitehead resigns from the board of directors of August Biomedical (AGBM) and any subsidiary(s) related to the August Biomedical.

Regards,
Peter Whitehead

Consider this email to be legally binding